UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2005

HARVARD BIOSCIENCE, INC.

(Exact name of registrant as specified in charter)

Delaware	000-31923	04-3306140
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Holliston, MA 01746-1371
(Address of Principal Executive Offices) (Zip Code)

(508) 893-9989
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 27, 2005 Harvard Bioscience, Inc. (the “Company”) issued a press release that discussed certain financial results for the second quarter of 2005.  The press release is furnished as Exhibit 99.1 and incorporated herein by reference.  The information in this Current Report on Form 8-K and the Exhibit attached shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On July 26, 2005, the Board of Directors authorized the Company to engage an investment bank to assist in the sale of the Company’s capital equipment business segment.  The decision to divest this business segment is based on the fact that market conditions for the capital equipment business segment have been such that this business has not met our expectations and the Company’s decision to focus on its apparatus and instrumentation business.  The Company is in the final stages of engaging an investment bank to assist in this divestiture.  The Company is presently evaluating the costs that may be incurred in selling the capital equipment business’ operations.  The Company is unable to estimate the costs that may be incurred in connection with such divestiture at this time.  The Company expects to substantially complete the divestiture as soon as reasonably practicable, but in any event within one year.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVARD BIOSCIENCE, INC.

Date: August 1, 2005	By:	/s/ Bryce Chicoyne
Bryce Chicoyne
Chief Financial Officer